Exhibit 10.4

CONTRIBUTION AND EXCHANGE AGREEMENT

(AllDale IV)

THIS CONTRIBUTION AND EXCHANGE AGREEMENT (this “Agreement”) is made effective as of July 1, 2026 (the “Effective Date”), by and among AllDale Minerals Management IV, LLC, a Texas limited liability company (“AllDale IV GP”), AllDale Minerals IV, LP, a Texas limited partnership (“AllDale IV LP”), Alliance Minerals, LLC, a Delaware limited liability company (“Alliance Minerals”), KC-AllDale IV, LLC, a Delaware limited liability company (“KC-AllDale IV”), and AllRoy GP, LLC, a Delaware limited liability company (“AllRoy GP” and together with AllDale IV GP, AllDale IV LP, Alliance Minerals and KC-AllDale IV, each a “Party” and collectively, the “Parties”).

RECITALS

WHEREAS, capitalized terms used but not defined in this Agreement have the meanings given to them in the LP Agreement or the LLC Agreement (each as defined below), as applicable;

WHEREAS, on the Effective Date but immediately prior to giving effect to the transactions contemplated by this Agreement, (1) the First Amended and Restated Agreement of Limited Partnership of AllDale IV LP, dated July 11, 2018 (as subsequently amended, the “LP Agreement”), was amended by that certain Second Amendment to the First Amended and Restated Limited Partnership Agreement (the “Second LPA Amendment”) which, along with certain related transaction documents, provided for, among other things, (a) the admission of a new Limited Partner of AllDale IV LP and (b) the redemption of limited partner Partnership Interests of certain Limited Partners of AllDale IV LP; and (2) the First Amended and Restated Limited Liability Company Agreement of AllDale IV GP, dated March 25, 2019 (the “LLC Agreement”) was amended by that certain First Amendment to the First Amended and Restated Limited Liability Company Agreement (the “First LLCA Amendment” and together with the Second LPA Amendment, the “Amendments”) which, along with certain related transaction documents, provided for, among other things, (a) the admission of a new Member of AllDale IV GP and (b) the redemption of Membership Interests of certain Members of AllDale IV GP;

WHEREAS, as of the effectiveness of the Amendments, but before giving effect to the transactions contemplated by this Agreement, (1) AllDale IV GP continued to be the sole General Partner of AllDale IV LP and continued to hold a general partner Partnership Interest with a Sharing Ratio of 3.7771% (the “GP Interest”), (2) Alliance Minerals and KC-AllDale IV collectively owned all of the Membership Interests in AllDale IV GP, and (3) Alliance Minerals and KC-AllDale IV collectively owned all of the limited partner Partnership Interests in AllDale IV LP; and

WHEREAS, the Parties desire for the following to occur simultaneously under this Agreement: (1) AllDale IV GP will contribute the GP Interest to AllDale IV LP in exchange for certain limited partner Partnership Interests in AllDale IV LP (the “LP Interests”); (2) AllDale IV GP will immediately distribute the LP Interests to its Members; (3)(a) AllDale IV GP will withdraw as the General Partner of AllDale IV LP, (b) all of the Partners of AllDale IV LP will approve the withdrawal, waive any conflicting provisions in the LP Agreement, consent to the reconstitution of the Partnership, and appoint AllRoy GP as the substituted General Partner of AllDale IV LP, and (c) AllRoy GP will accept this appointment as the substituted General Partner and be issued a non-economic general partner Partnership Interest in AllDale IV LP; and (4) the LP Agreement, as amended by the Second LPA Amendment, will be amended and restated in its entirety as set out in the Second A&R LPA (as defined below), with the effect of the foregoing being that all Partnership Interests in the Partnership are held in the amounts set out on Exhibit A.  Exhibit A reflects the Partners Schedule (Schedule A) to the Second A&R LPA.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:

1.The Transactions. Subject to the terms and conditions of this Agreement, as of the Effective Date and immediately after giving effect to the transactions contemplated by the Amendments, the following transactions shall occur simultaneously:
(a)Contribution and Exchange. AllDale IV GP contributes, transfers, assigns, conveys and delivers to AllDale IV LP, and AllDale IV LP acquires and accepts from AllDale IV GP, all of AllDale IV GP’s right, title and interest in and to all of the GP Interest. In exchange for and in full consideration of the contribution of the GP Interest, AllDale IV LP issues to AllDale IV GP the LP Interests, and AllDale IV GP acquires and accepts the LP Interests.
(b)Distribution of LP Interests. AllDale IV GP distributes, transfers, assigns, conveys and delivers the LP Interests to its Members, so that after giving effect to the contribution, exchange and distribution, the AllDale IV LP limited partner Partnership Interests are held in the amounts set out on Exhibit A.
(c)Withdrawal and Appointment. AllDale IV GP withdraws as the General Partner of AllDale IV LP, and the necessary Parties approve of AllDale IV GP’s withdrawal, waive any provisions in the LP Agreement that conflict with AllDale IV GP’s withdrawal, consent to the reconstitution of AllDale IV LP in accordance with Section 8.3 of the LP Agreement, and appoint AllRoy GP as the substitute General Partner of AllDale IV LP. AllRoy GP accepts its appointment as substitute General Partner of AllDale IV LP, and AllDale IV LP issues to AllRoy GP a non-economic general partner Partnership Interest, as more specifically described in the Second Amended and Restated Agreement of Limited Partnership of AllDale IV LP that is being executed by the applicable Parties simultaneously with this Agreement (the “Second A&R LPA”).
(d)Second A&R LPA. The LP Agreement, as amended by the Second LPA Amendment, is amended and restated in its entirety as set out in the Second A&R LPA.
2.Effect of the Transactions.  Each Party acknowledges and agrees that, as of the Effective Date and immediately after giving effect to the transactions contemplated by the Amendments and this Agreement, all Partnership Interests in the Partnership are held by the Persons and in the amounts set out on Exhibit A.
3.Representations and Warranties of AllDale IV GP. AllDale IV GP represents and warrants that the following statements are true and correct:

(a)Authority and Capacity. AllDale IV GP has full legal capacity, power, and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. This Agreement has been duly executed and delivered by AllDale IV GP and is the legal, valid and binding obligation of AllDale IV GP, enforceable against AllDale IV GP in accordance with its terms, except as enforceability may be limited by principles of public policy, applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other similar laws affecting the enforcement of creditors’ rights and remedies generally or general principles of equity, regardless of whether considered and applied in a proceeding at law or in equity (collectively, the “Bankruptcy and Equity Exceptions”).
(b)No Conflicts. The execution, delivery and performance of this Agreement by AllDale IV GP do not and will not (with or without notice or lapse of time or both) conflict with, breach, violate, or cause a default under any contract, agreement, instrument, order, judgment, or decree to which AllDale IV GP is a party or by which it is bound.
(c)Ownership. AllDale IV GP is the sole beneficial and record holder of, and has good and marketable title to, all of the GP Interest.
4.Representations and Warranties of AllDale IV LP. AllDale IV LP represents and warrants that the following statements are true and correct:
(a)Authority and Capacity. AllDale IV LP has full legal capacity, power, and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. This Agreement has been duly executed and delivered by AllDale IV LP and is the legal, valid, and binding obligation of AllDale IV LP, enforceable against AllDale IV LP in accordance with its terms, except as enforceability may be limited by the Bankruptcy and Equity Exceptions.
(b)No Conflicts. The execution, delivery, and performance of this Agreement by AllDale IV LP do not and will not (with or without notice or lapse of time or both) conflict with, breach, violate, or cause a default under any contract, agreement, instrument, order, judgment, or decree to which AllDale IV LP is a party or by which it is bound.
(c)Valid Issuance. The LP Interests being issued and delivered in accordance with this Agreement are duly and validly authorized and issued.
5.Tax Treatment. The Parties acknowledge and agree that for U.S. federal income tax purposes (and applicable state and local income tax purposes), (a) the contribution and exchange shall be treated as a tax-free exchange under Section 721(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and (b) the distribution shall be treated as a tax-free distribution under Section 731 of the Code (collectively, the “Agreed Tax Treatment”). The Parties shall not take any position on any tax return or otherwise that is inconsistent with the Agreed Tax Treatment, unless otherwise required by a “determination” within the meaning of Section 1313(a) of the Code.
6.Further Assurances. The Parties agree to execute any and all documents and instruments of transfer, assignment, assumption or novation and to perform such all other acts that are reasonably necessary or expedient to further the purposes of this Agreement and the transactions contemplated by this Agreement.
7.Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.
8.Assignments and Successors. No Party may assign any of its rights or delegate any of its obligations under this Agreement without the prior consent of the other Parties. Any purported assignment of rights or delegation of obligations in violation of this Section 8 will be void. Subject to the foregoing, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the heirs, executors, administrators, legal representatives, successors, and permitted assigns of the Parties.
9.Waiver of Jury Trial. EACH PARTY, KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY, WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE.
10.Governing Law. This Agreement and the rights and duties of the Parties arising out of this Agreement shall be governed by and construed, enforced, and performed in accordance with the laws of the State of Texas, as the same may be amended from time to time, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Texas.
11.Authorizations. The Parties’ signatures to this Agreement include their respective approvals of this Agreement and all agreements, certificates, instruments and actions contemplated by this Agreement on behalf of AllDale IV LP and AllDale IV GP, in each of their respective capacities as all of the Partners and all of the Members of AllDale IV LP and AllDale IV GP, as if formal resolutions approving this Agreement on behalf of AllDale IV LP and AllDale IV GP had been adopted at meetings duly held after all required notices had been given, or by written consents, in each case in accordance with applicable law and the respective governing documents of such Parties. In addition, all of the Members of AllDale IV GP hereby appoint R. Eberley Davis as Authorized Officer for purposes of executing this Agreement on behalf of AllDale IV GP.
12.Miscellaneous.  This Agreement (a) is the Parties’ sole agreement with respect to its subject matter, and supersedes all prior and contemporaneous written or oral agreements with respect to its subject matter; (b) is for the sole benefit of the Parties and their respective successors and permitted assigns and nothing in this Agreement confers upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever; (c) may only be amended, modified, supplemented or waived by a written agreement signed by all Parties; and (d) may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by e-mail or other means of electronic transmission will have the same legal effect as delivery of an original signed copy of this Agreement.  In the event of any conflict between this Agreement and the Second A&R LPA, this Agreement shall govern with respect to the transactions occurring on the Effective Date, and the Second A&R LPA shall govern thereafter.

[Signature Pages Attached]

THIS CONTRIBUTION AND EXCHANGE AGREEMENT is made and effective as of the Effective Date.

AllDale Minerals Management IV, LLC, a Texas limited liability company

By:	/s/ R. Eberley Davis
R. Eberley Davis, Authorized Officer

AllDale Minerals IV, LP, a Texas limited partnership

By:	AllDale Minerals Management IV, LLC, a Texas limited liability company (the withdrawing General Partner)

	By:	/s/ R. Eberley Davis
R. Eberley Davis, Authorized Officer

By:	AllRoy GP, LLC, a Delaware limited liability company (the substituted General Partner)

	By:	/s/ R. Eberley Davis
R. Eberley Davis, Senior Vice-President, General Counsel and Secretary

Alliance Minerals, LLC, a Delaware limited liability company

By:	/s/ R. Eberley Davis
R. Eberley Davis, Senior Vice-President, General Counsel and Secretary

Signature Page

Contribution And Exchange Agreement

KC-AllDale IV, LLC, a Delaware limited liability company

By:	Craft Capital, LLC, its Managing Member

	By:	/s/ Mark Fiddes
Mark Fiddes, Investment Manager

AllRoy GP, LLC, a Delaware limited liability company

By:	/s/ R. Eberley Davis
R. Eberley Davis, Senior Vice-President, General Counsel and Secretary

Signature Page

Contribution And Exchange Agreement

EXHIBIT A

Partnership Interests in AllDale Minerals IV, LP

Name	General Partner Interest	Limited Partner Interest / Percentage Interest
AllRoy GP, LLC	100.000% (non-economic)	0.000%
Alliance Minerals, LLC	0.000%	78.573%
KC-AllDale IV, LLC	0.000%	21.427%
Total	100.000%	100.000%

EXHIBIT A

CONTRIBUTION AND EXCHANGE AGREEMENT